Exhibit 99.1

100 22nd Avenue
Brookings, SD  57006
(t) 605.696.7200
(f) 605.696.7250

FOR IMMEDIATE RELEASE

VeraSun Energy to Acquire 330 Million Gallons of Ethanol Production Capacity

Acquisition to Boost Company’s Production Capacity to
One Billion Gallons by End of Next Year

Brookings, S.D., July 23, 2007– VeraSun Energy Corporation (NYSE: VSE), one of the nation’s largest ethanol producers, today announced plans to acquire three ethanol plants with a combined annual production capacity of 330 million gallons per year (MMGY) from ASAlliances Biofuels, LLC for $725 million.

The three facilities are each expected to operate at 110MMGY and are located in Albion, Nebraska, Bloomingburg, Ohio, and Linden, Indiana. The acquisition should become final in 30 to 45 days and is subject to customary closing conditions.

The facilities will provide VeraSun with immediate production capacity and revenue. The Linden facility will begin startup operations this month, followed by Albion in the fourth quarter and Bloomingburg by the end of first quarter 2008. The acquisition will increase VeraSun’s production capacity to approximately one billion gallons by the end of 2008.

“This is a unique opportunity to acquire immediate production and revenue at a cost similar to that of building new facilities,” said Don Endres, VeraSun Chairman and CEO. “The capacity gained through this acquisition underscores a commitment to our long-term growth strategy while maintaining our focus on being an efficient, low-cost ethanol producer.”

“We are pleased that the transaction allows us to continue our investment in ethanol through VeraSun,” said Tom Manuel, ASAlliances Biofuels President and CEO. “VeraSun brings experience and expertise to the operation of large, efficient biorefineries and we believe they are the premier platform company in the renewable fuels industry.”

VeraSun currently has 340MMGY of production capacity through its operating facilities in Aurora, South Dakota and Fort Dodge and Charles City, Iowa. VeraSun has another 330MMGY of production presently under construction and development in Hartley, Iowa, Welcome, Minnesota, and Reynolds, Indiana. The facilities being acquired are sister facilities to VeraSun’s current fleet as they are all designed by ICM and built by Fagen, Inc.

The company is funding the acquisition through $200 million of equity, $250 million of cash and $275 million in project financing. The acquisition is expected to be accretive to earnings and free cash flow within the first 12 months without accounting for potential synergies.

“Reaching one billion gallons of annual production will be a benchmark for VeraSun and represents a maturing of the renewable fuels industry,” said Endres. “We believe scale and efficiency are important as we continue to focus on reducing production and distribution costs and increasing value for our shareholders, customers and plant communities.”

Current ASAlliances plant employees will become VeraSun employees at the conclusion of the sale.

Morgan Stanley & Co. Incorporated is serving as the financial adviser, and Cravath, Swaine & Moore LLP is acting as legal counsel for VeraSun on this transaction.

VeraSun will hold a conference call at 10 a.m. EDT/9 a.m. CDT on Monday, July 23. Media can participate by calling 1-800-259-0251 and entering access code 90286460. International callers must enter the same access code after dialing 617-614-3671 to access the call.

VeraSun Energy Corporation - Plant Profile
Operating Facilities
VeraSun Aurora (SD) – 120MMGY (2003 Startup)
VeraSun Fort Dodge (IA) – 110MMGY (2005 Startup)
VeraSun Charles City (IA) – 110MMGY (2007 Startup)
Current Operating Capacity – 340MMGY

Facilities Under Construction or Development
VeraSun Hartley (IA) – 110MMGY (Q1 2008 Startup)
VeraSun Welcome (MN) – 110MMGY (Q1 2008 Startup)
VeraSun Reynolds (IN) – 110MMGY (Q4 2008 Startup)
Capacity Under Construction and Development – 330MMGY

Facilities From Acquisition
Linden (IN) – 110MMGY (Q3 2007 Startup)
Albion (NE) – 110MMGY (Q4 2007 Startup)
Bloomingburg (OH) – 110MMGY (Q1 2008 Startup)
Capacity Under Acquisition – 330MMGY

Totals
5 Plants, 560MMGY by end of 2007
8 Plants, 890MMGY by end of Q1 2008
9 Plants, One Billion Gallons of Annual Production Capacity by end of 2008

About VeraSun Energy Corporation
VeraSun Energy Corporation (NYSE: VSE), headquartered in Brookings, South Dakota, is a leading producer of renewable fuel. The Company has three operating ethanol production facilities located in Aurora, SD, Fort Dodge, IA, and Charles City, IA. Two facilities are currently under construction in Hartley, IA, and Welcome, MN, and an additional plant is under development in Reynolds, IN. VeraSun is in the process of acquiring another three biorefineries currently under construction in Albion, NE, Bloomingburg, OH and Linden, IN. Upon completion of the new facilities and those being acquired, VeraSun will have an annual production capacity of approximately one billion gallons by the end of 2008. The Company also has plans to extract oil from dried distillers grains, a co-product of the ethanol process, for use in biodiesel production.

The Company markets E85, a blend of 85 percent ethanol and 15 percent gasoline for use in Flexible Fuel Vehicles (FFVs), directly to fuel retailers under the brand VE85TM. VE85TM is now available at more than 90 retail locations.  For more information, please visit VeraSun’s Web sites at http://www.verasun.com or http://www.VE85.com.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based on assumptions and assessments made by VeraSun’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of VeraSun’s future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements.  Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements include the volatility and uncertainty of corn, natural gas, ethanol and unleaded gasoline prices; the results of VeraSun’s hedging transactions and other risk mitigation strategies; operational disruptions at VeraSun’s facilities; VeraSun’s ability to implement its expansion strategy as planned or at all; VeraSun’s ability to locate and integrate potential future acquisitions; VeraSun’s ability to develop an oil extraction business; development of infrastructure related to the sale and distribution of ethanol; VeraSun’s limited operating history; excess production capacity in VeraSun’s industry; VeraSun’s ability to compete effectively in its industry; VeraSun’s ability to implement a marketing and sales network for its ethanol; changes in or elimination of governmental laws, tariffs, trade or other controls or enforcement practices; environmental, health and safety laws, regulations and liabilities; VeraSun’s reliance on key management personnel; future technological advances; limitations and restrictions contained in the instruments and agreements governing VeraSun’s indebtedness; VeraSun’s ability to raise additional capital and secure additional financing; VeraSun’s ability to implement additional financial and management controls, reporting systems and procedures; and costs of construction and equipment.

A further list and description of these risks, uncertainties and other factors can be found in VeraSun's annual and quarterly reports filed with the Securities and Exchange Commission. Copies of those reports are available online at http://www.sec.gov or on request from VeraSun. VeraSun does not assume any obligation to update any forward-looking statements as a result of new information or future events or developments.

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VeraSun Contacts:

Investors:
Danny Herron
605-696-7200
investor@verasun.com

Media:
Mike Lockrem
605-696-7527
mlockrem@verasun.com